Exhibit 10-w.1
SECOND AMENDMENT
To
Direct Marketing Agreement (“Agreement”)
Between
Advanta Bank Corp. (“Advanta”) and CFM Direct, LLC. (“CFM”)
Dated December 15, 1999
     This Amendment to the Agreement is made as of the 15th day of October, 2007.
1.	The ownership interest in CFM has been acquired by Merkle, Inc. and, as a result of the transaction CFM has undergone a name change to Merkle Agency Services, LLC. (“Merkle”). All operations of CFM continue to exist and all contracts and obligations of CFM have been assumed by Merkle.

2.	The parties hereby agree that all references in the Agreement to CFM shall include Merkle and that hereafter all documents entered into pursuant to the Agreement will be in the name of Merkle.
IN WITNESS WEHREOF, with intent to legally bound hereby the parties have caused this Amendment to be executed by its authorized representatives as of the above date,

Advanta Bank Corp.		Merkle Agency Services, LLC.

By:	/s/ Lisa Waymer	By:	/s/ David R. Furlong

Name:	Lisa Waymer	Name:	David R. Furlong

Title:	Vice President	Title:	Senior Vice President